Exhibit 10.2

Security Agreement

Security Agreement, dated as of February 19, 2025, made by GIFTIFY, INC., a Delaware corporation, with an office at 1100 Woodfield Road, Suite 510, Schaumburg, Illinois 60173 (“Debtor’’), in favor of REAL WORLD DIGITAL ASSETS LLC, an Illinois limited liability company, having a principal office at 1317 N Tally Ho Dr, Addison, IL 60101 (the “Secured Party”).

In consideration of any extension of credit or other financial accommodation heretofore, now or hereafter made by Secured Party to or for the account of Debtor, or with respect to which Debtor’s agreements hereunder have been required by Secured Party, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor agrees as follows:

1. Security Interest. Debtor hereby grants to Secured Party a security interest (“Security Interest’’) in and to all of the following property, whether now or hereafter existing or acquired and wherever located, all products and Proceeds (including but not limited to insurance proceeds) of such property, wherever located and in whatever form, and all books and records pertaining to such property and all other property of Debtor in which Secured Party now or hereafter is granted a security interest pursuant to this Security Agreement or otherwise (the “Collateral”): All assets and property of every description, including, without limitation, all Accounts, General Intangibles (including, without limitation, software, copyrights, patents, trademarks and tax refunds), Chattel Paper (whether tangible or Electronic Chattel Paper), Instruments (including, without limitation, Promissory Notes), Letter-of-Credit Rights, Investment Property, Deposit Accounts, Documents, and Goods (including, without limitation, Inventory, Equipment and Fixtures and embedded software, and all Goods which by sale have resulted in Accounts, Instruments or Chattel Paper, and all Accessions to any Goods).

2. Obligations Secured. The Security Interest secures payment of that certain Promissory Note dated the date hereof in the principal amount of $1,000,000.00.00 made by Debtor in favor of Secured Party (as amended, restated or otherwise modified from time to time, the “Note”), including all principal, interest and fees, including reasonable attorneys’ fees, now or hereafter owing under the Note.

3. Representations and Warranties of Debtor. Debtor hereby represents and warrants, and so long as this Security Agreement is in effect, shall be deemed continuously to represent and warrant that: (a) Debtor is the owner of the Collateral free of all security interests except for the security interest of Path ward, National Association (‘‘Pathward”); (b) Debtor is authorized to enter into this Security Agreement; (c) Debtor’s chief executive office is the address for Debtor on the first page of this Security Agreement, and Debtor’s records concerning the Collateral are kept said addresses; (d) each Account, General Intangible and Chattel Paper constituting Collateral is genuine and enforceable in accordance with its terms against the party obligated to pay it (“Account Debtor”), and no Account Debtor has any defense, setoff, claim or counterclaim against Debtor which can be asserted against Secured Party, whether in any proceeding to enforce the Collateral or otherwise; (e) the amounts represented from time to time by Debtor to Secured Party as owing by each Account Debtor or by all Account Debtors will be and are the correct amounts actually and unconditionally owing by such Account Debtor or Debtors individually and in the aggregate; and (f) each Instrument and each Document constituting Collateral is genuine and in all respects what it purports to be.

4. Covenants of Debtor. So long as this Security Agreement is in effect, Debtor: (a) will defend the Collateral against the claims and demands of all other parties, including, without limitation, defenses, setoffs, claims and counterclaims asserted by any Account Debtor against Debtor or Secured Party, except, as to Inventory, purchasers and lessees in the ordinary course of Debtor’s business; (b) will keep the collateral free from all security interests or other encumbrances, except for the Security Interest and the security interest of Pathward; and will not sell, transfer, lease, assign, deliver or otherwise dispose of any Collateral or any interest therein without the prior written consent of Secured Party, except that, until the occurrence of an Event of Default, Debtor may sell or lease Inventory in the ordinary course of Debtor’s business, (c) will permit Secured Party or its agents to inspect the Collateral and to audit and make extracts from or copies of such books and records and any of Debtor’s ledgers, reports, correspondence or other books and records; and will duly account to Secured Party’s satisfaction, at such time or times as Secured Party may require, for any of the Collateral, (d) will deliver to Secured Party upon demand, all Documents and all Chattel Paper (duly indorsed to Secured Party) constituting, representing or relating to the Collateral or any part thereof, and any schedules, invoices, shipping documents, delivery receipts, purchase orders, contracts or other documents representing or relating to the Collateral or any part thereof, (e) will notify Secured Party promptly in writing of any change in Debtor’s business address or chief executive office, any change in the address at which records concerning the collateral are kept and any change in Debtor’s name, identity or corporate or other structure; (t) will not, without Secured Party’s written consent, make or agree to make any alteration, modification or cancellation of or substitution for, or credits, adjustments or allowances on, Accounts, General Intangibles or Chattel Paper constituting Collateral; will furnish to Secured Party, on request, all credit and other information respecting the financial condition of any Account Debtor, and will notify Secured Party promptly of any default by any Account Debtor in payment or other performance of obligations with respect to any Collateral, (g) will keep the Collateral in good condition and repair; and will not use the Collateral in violation of any provisions of this Security Agreement, of any laws, rules or regulations applicable to a party or its properties. or of any policy insuring the Collateral; (h) will pay all taxes, assessments and other charges of every nature which may be imposed, levied or assessed against Debtor or any of Debtor’s assets prior to the date of attachment of any penalties or liens with respect thereto ( other than liens attaching prior to payment become due, if payment is made when due), provided, however, Debtor shall not be required to pay any such tax, assessment or other charge so long as its validity is being contested in good faith by appropriate proceedings diligently conducted, (i) will insure the Collateral against risks, in coverage, form and amount, and by insurer, satisfactory to Secured Party, and, at Secured Party’s request, will cause each policy to be payable to Secured Party as a named insured or loss payee, as its interest may appear, and deliver each policy or certificate of insurance to Secured Party, G) will prevent the Collateral or any part thereof from being or becoming an accession to other goods not covered by this Security Agreement; (k) in connection herewith, will execute and deliver to Secured Party such financing statements, assignments and other documents and do such other things relating to the Collateral and the Security Interest as Secured Party may request, and pay all costs of title searches and filing financing statements, assignments and other documents in all public offices requested by Secured Party; and will not, without the prior written consent of Secured Party, file or authorize or permit to be filed in any public office any financing statement naming Debtor as debtor and not naming Secured Party as secured party; (1) will not place the Collateral in any warehouse which may issue a negotiable document with respect thereto; (m) if any of the Collateral constitutes Letter-of-Credit Rights, Debtor shall at Secured Party’s request, enter into an assignment in favor of Secured Party of the proceeds of the letters of credit involved, on terms satisfactory to Secured Party, and cause the issuer of each such letter of credit now existing or hereafter issued to consent to such assignment; (n) if any of the Collateral constitutes Electronic Chattel Paper, Debtor shall, at Secured Party’s request, grant control of such Electronic Chattel Paper to Secured Party.

5. Verification of Collateral. Secured Party shall have the right to verify all or any Collateral in any manner and through any medium Secured Party may consider appropriate, and Debtor agrees to furnish all assistance and information and perform any acts which Secured Party may require in connection therewith and to pay all of Secured Party’s costs therefor.

6. Notification and Payments. After both the occurrence of an Event of Default and no earlier than 60 days after the date of this Agreement, Secured Party may notify all or any Account Debtors of the Security Interest and may also direct such Account Debtors to make all payments on Collateral to Secured Party. All payments on and from Collateral received by Secured Party directly or from Debtor shall be applied to the Note in such order and manner and at such time as Secured Party shall, in its sole discretion, determine. Secured Party may demand of Debtor in writing before or after notification to Account Debtors and without waiving in any manner the Security Interest, that any payments on and from the Collateral received by Debtor: (a) shall be held by Debtor in trust for Secured Party in the same medium in which received; (b) shall not be commingled with any assets of Debtor, and (c) shall be delivered to Secured Party in the form received, properly indorsed to permit collection not later than the next business day following the day of their receipt, and Debtor shall comply with such demand. Debtor shall also promptly notify Secured Party of the return to or repossession by Debtor of Goods underlying any Collateral, and Debtor shall hold the same in trust for Secured Party and shall dispose of the same as Secured Party directs.

7. Registered Holder of Collateral. If any Collateral consists of investment securities, Debtor authorizes Secured Party to transfer the same or any part thereof into its own name or that of its nominee so that Secured Party or its nominee may appear of record as the sole owner thereof; provided, that so long as no Event of Default has occurred, Secured Party shall deliver promptly to Debtor all notices, statements or other communications received by it or its nominee as such registered owner, and upon demand and receipt of payment of necessary expenses thereof, shall give to Debtor or its designee a proxy or proxies to vote and take all action with respect to such securities. After the occurrence of any Event of Default, Debtor waives all rights to be advised of or to receive any notices, statements or communications received by Secured Party or its nominee as such record owner, and agrees that no proxy or proxies given by Secured Party to Debtor or its designee as aforesaid shall thereafter be effective.

8. Income from and Interest on Collateral Consisting of Instruments. Until the occurrence of an Event of Default, Debtor reserves the right to receive all income from or interest on the Collateral consisting of Instruments, and if Secured Party receives any such income or interest prior to such Event of Default, Secured Party shall pay the same promptly to Debtor. Upon the occurrence of an Event of Default, Debtor will not demand or receive any income from or interest on such Collateral, and if Debtor receives any such income or interest without any demand by it, same shall be held by Debtor in trust for Secured Party in the same medium in which received, shall not be commingled with any assets of Debtor and shall be delivered to Secured Party in the form received, properly indorsed to permit collection, not later than the next business day following the day of its receipt. Secured Party may apply the net cash receipts from such income or interest to the payments due under the Note provided that Secured party shall account for and pay over to Debtor any such income or interest remaining after payment in full of the Note.

9. Increases, Profits. Payments or Distributions. Whether or not an Event of Default has occurred, Debtor authorizes Secured Party: (i) to receive any increase in or profits on the Collateral (including, without limitation, any stock issued as a result of any stock split or dividend, any capital distributions and the like), and to hold the same as part of the Collateral; and (ii) to receive any payment or distribution on the Collateral upon redemption by, or dissolution and liquidation of, the issuer, to surrender such Collateral or any part thereof in exchange therefor, and to hold the net cash receipts from any such payment or distribution as part of the Collateral. If Debtor receives any such increase, profits, payments or distributions, Debtor will receive and deliver same promptly to Secured Party on the same terms and conditions set forth in Section 8(b) hereof respecting income or interest, to be held by Secured Party as part of the Collateral.

10. Events of Default.

(a) Any of the following events or conditions shall constitute an event of default hereunder ( each an ‘ Event of Default’’: (i) nonpayment when due, whether by acceleration or otherwise, of principal or interest on the Note, or default by Debtor in the performance of any obligation, term or condition of this Security Agreement or any other agreement between Debtor and Secured Party, (ii) death or judicial declaration of incompetence of Debtor, if an individual; (iii) the filing by or against Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, relief as a debtor or other relief under the bankruptcy, insolvency or similar laws of the United States or any state or territory thereof or any foreign jurisdiction, now or hereafter in effect; (iv) the making of any general assignment by Debtor for the benefit of creditors, the appointment of a receiver or trustee for Debtor or for any assets of Debtor, including, without limitation, the appointment of or taking possession by a “custodian” as defined in the federal Bankruptcy Code; the making of any, or sending notice of any intended, bulk sale; or the institution by or against Debtor of any other type of insolvency proceeding {under the federal Bankruptcy Code or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of, Debtor, (v) the sale, assignment, transfer or delivery of all or substantially all of the assets of Debtor, the cessation by Debtor as a going business concern; the entry of judgment against Debtor, other than a judgment for which Debtor is fully insured, if such judgment is not satisfied, vacated, bonded or stayed pending appeal; or if Debtor is generally not paying Debtor’s debts as such debts become due; (vi) if any certificate, statement representation, warranty or audit heretofore or hereafter furnished by or on behalf of Debtor pursuant to or in connection with this Security Agreement, or otherwise (including, without limitation, representations and warranties contained herein), or as an inducement to Secured Party to extend any credit to or to enter into this or any other agreement with Debtor, proves to have been false in any material respect at the time as of which the facts therein set forth were stated or certified, or to have omitted any substantial contingent or unliquidated liability or claim against Debtor; or, if upon the date of execution of this Security Agreement, there shall have been any materially adverse change in any of the facts disclosed by any such certificate, statement, representation, warranty or audit, which change shall not have been disclosed in writing to Secured Party at or prior to the time of such execution; or (viii) nonpayment by Debtor when due of any indebtedness for borrowed money owing to any third party, or the occurrence of any event which could result in acceleration of payment of any such indebtedness; or (ix) the reorganization, merger or consolidation of Debtor without the prior written consent of Secured Party.

(b) Secured Party, at its sole election, may declare the Note to be immediately due and payable without demand or notice of any kind upon the happening of any event of default (other than an event of default under either Section 1 O(a) (iii) or (iv) hereof).

(c) Secured Party’s rights and remedies with respect to the Collateral shall be those of a secured party under the UCC and under any other applicable law, as the same may from time to time be in effect, in addition to those rights granted herein and in any other agreement now or hereafter in effect between Debtor and Secured Party. Upon the existence or occurrence of an Event of Default, Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place or places designated by Secured Party, and Secured Party may use and operate the Collateral.

(d) Without in any way requiring notice to be given in the following time and manner Debtor agrees that any notice by Secured Party of sale, disposition or other intended action hereunder or in connection herewith whether required by the UCC or otherwise, shall constitute reasonable notice to Debtor if such notice is mailed by regular or certified mail, postage prepaid, at least five (5) days prior to such action, to either of Debtor’s addresses specified above or to any other address which Debtor has specified in writing to Secured Party as the address to which notices hereunder shall be given to Debtor.

(e) Debtor agrees to pay on demand all costs and expenses incurred by Secured Party in enforcing this Security Agreement, in realizing upon or protection any Collateral and in enforcing and collecting the Note, including, without limitation, if Secured Party retains counsel for advice, suit, appeal, insolvency or other proceedings under the federal bankruptcy Code or otherwise, or for any of the above purposes, the attorney’s fees incurred by Secured Party. Payment of all sums hereunder is secured by the Collateral.

11. Miscellaneous.

(a) Debtor hereby authorizes Secured Party, at Debtor’s expense, to file such :financing statement or statements relating to the Collateral without Debtor’s signature thereon as Secured Party at its option may deem appropriate, and appoints Secured Party as Debtor’s attorney-in-fact (without requiring Secured Party) to execute any such :financing statement or statements in Debtor’s name and to perform all other acts which Secured Party deems appropriate to perfect and continue the Security Interest and to protect, preserve and realize upon the Collateral. This power of attorney shall not be affected by the subsequent disability or incompetence of Debtor. Debtor hereby ratifies and consents to any financing statements relating to the Collateral filed by Secured Party prior to the date this Security Agreement is executed.

(b) Secured Party may demand, collect and sue on any of the Accounts, Chattel Paper, Instruments and General Intangibles (in either Debtor’s or Secured Party’s name at the latter’s option); may enforce, compromise, settle or discharge such Collateral without discharging the Note or any part thereof; and may indorse Debtor’s name on any and all checks, commercial paper, and any other Instruments pertaining to or constituting Collateral, provided, however, that no such actions shall be taken by Secured Party prior to the Maturity Date.

(c) Upon Debtor’s failure to perform any of its duties hereunder, Secured Party may, but shall not be obligated to, perform any or all such duties, including, without limitation, payment of taxes, assessments, insurance and other charges and expenses as herein provided, and Debtor shall pay an amount equal to the cost thereof to Secured Party on demand by Secured Party. Payment of all moneys hereunder shall be secured by the Collateral.

(d) No course of dealing between Debtor and Secured Party and no delay or omission by Secured Party in exercising any right or remedy hereunder shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Secured Party may remedy any default by Debtor hereunder in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by Debtor. All rights and remedies of Secured Party hereunder are cumulative.

(e) Secured Party shall have no obligation to take, and Debtor shall have the sole responsibility for taking any and all steps to preserve rights against any and all prior parties to any Instrument or Chattel Paper constituting Collateral whether or not in Secured Party’s possession. Secured Party shall not be responsible to Debtor for loss or damage resulting from Secured Party’s failure to enforce or collect any such Collateral or to collect any moneys due or to become due thereunder. Debtor waives protest of any Instrument constituting Collateral at any time held by Secured Party on which Debtor is in any way liable and waives notice of any other action taken by Secured Party.

(f) The rights and benefits of the Secured Party hereunder shall, if Secured Party so directs, inure to any party acquiring the Note.

(g) Secured Party and Debtor as used herein shall include the heirs, executors or administrators, or successors or assigns, of those parties.

(h) No modification, rescission, waiver, release or amendment of any provision of this Security Agreement shall be made, except by a written agreement subscribed by the Debtor and by a duly authorized officer of Secured Party.

(i) This Security Agreement and the transaction evidenced hereby shall be construed under the laws of the State of Illinois, as the same may from time to time be in effect.

(j) As used herein, “UCC” means the Uniform Commercial Code of the State of Illinois, as amended from time to time; provided, however. at any time, if by reason of mandatory provisions of applicable law, any or all of the perfection or priority of Secured Party’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Illinois, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

(k) Unless the context clearly requires otherwise, (a) all terms used herein which are defined in the UCC shall have the meanings therein stated; provided, however, the term “instrument” shall refer to such term as defined in Article 9 of the UCC rather than Article 3 of the UCC and (b) all terms used but not defined herein or in the UCC shall have the meanings ascribed to such terms in the Agreement.

(l) Debtor hereby irrevocably appoints Secured Party the Debtor’s agent with full power, in the same manner, to the same extent and with the same effect as if Debtor were to do the same: to receive and collect all mail addressed to Debtor, to direct the place of delivery thereof to any location designated by Secured Party; to open such mail; to remove all contents therefrom; to retain all contents thereof constituting or relating to the Collateral; and to perform all other acts which Secured Party deems appropriate to protect, preserve and realize upon the Collateral. The agency hereby created is unconditional and shall not terminate until the Note is paid in full and until all commitments by Secured Party to lend funds to Debtor have expired or been terminated. This power of attorney shall not be affected by the subsequent disability or incompetence of Debtor.

(m) The execution and delivery hereafter to Secured Party by Debtor of a new security agreement shall not terminate, supersede or cancel this Security Agreement, unless expressly provided therein, and this Security Agreement shall not terminate, supersede or cancel any security agreement previously delivered to Secured Party by Debtor, and all rights and remedies of Secured Party hereunder or under any security agreement hereafter or heretofore executed and delivered to Secured Party by Debtor shall be cumulative and may be exercised singly or concurrently.

(n) The remedies herein provided are cumulative and not exclusive of any other remedies provided at equity or by law and all such remedies may be exercised singly or concurrently.

(o) If any one or more of the provisions contained in this Security Agreement or any document executed in connection herewith shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not (to the full extent permitted by law) in any way be affected or impaired.

(p) This Security Agreement shall remain in full force and effect thereafter until the Note, and any extensions or renewals thereof (whether made before or after receipt of such notice), together with interest accruing thereon after such notice, shall be finally and irrevocably paid in full. If, after receipt of any payment under the Note, Secured Party is for any reason compelled to surrender such payment to any person or entity, because such payment is determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, this Security Agreement shall continue in full force notwithstanding any contrary action which may have been taken by Secured Party in reliance upon such payment, and any such contrary action so taken shall be without prejudice to Secured Party’s rights under this Security Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

(q) EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY OR AGAINST THE OTHER PARTY ON ANY MATTERS WHATSOEVER, IN CONTRACT OR IN TORT, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR THE NOTE. DEBTOR HEREBY WAIVES THE RIGHT TO INTERPOSE ANY DEFENSE, SET-OFF, COUNTERCLAIM OR CROSS-CLAIM OF ANY NATURE OR DESCRIPTION, ANY OBJECTION BASED ON FORUM NON-CONVENIENS OR VENUE, AND ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.

(r) Debtor hereby irrevocably and unconditionally submits to the jurisdiction of any State or Federal court located in the State of Illinois, County of Ocean. In any action, suit or proceeding in respect of or arising out of this Security Agreement, the Debtor agrees not to raise and waives any objection to, or defense based upon personal jurisdiction or the venue of any such court or based upon forum non conveniens. Debtor waives any set-off or counterclaim of any nature or description.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Debtor has executed this Security Agreement as of the day and year first written above.

GIFTIFY, INC.

By:	/s/ Ketan Thakker
Name:	Ketan Thakker
Title:	President & CEO

STATE OF ILLINOIS	)
) s.s.
COUNTY OF N	)

On this 19th day of February, 2025, before me, the undersigned, a notary public in and for said State, personally appeared Ketan Thakker, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that (s)he executed the same in her/his capacity, and that by her/his signature on the instrument, the individual, or the person on behalf of which the individual acted, executed the instrument.

Notary Public